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                                                                                                    EXHIBIT 21
                                 TRIBUNE COMPANY

                              TABLE OF SUBSIDIARIES

                                                             Jurisdiction of          Other names under which
                                                              Incorporation           subsidiary does business
PUBLISHING                                                   ---------------          ------------------------
----------
Tribune Publishing Company                                       Delaware
Chicago Tribune Company                                          Illinois
     Chicago Tribune Newspapers, Inc.                            Illinois             Chicago Tribune; Exito!
     Chicago Tribune Press Service, Inc.                         Illinois             Tribune Newspaper Network
     Newspaper Readers Agency, Inc.                              Illinois
     Tribune Direct Marketing, Inc.                              Delaware             Chicago Tribune Direct
     RELCON, Inc.                                                Delaware
Tribune Media Services, Inc.                                     Delaware             TV Log; TV Week; TV Listings; TMS
                                                                                      Stocks
Sun-Sentinel Company                                             Delaware             Sun-Sentinel; Gold Coast Labeling;
                                                                                      Signs by Sun-Sentinel;
     Gold Coast Publications, Inc.                               Delaware             Gold Coast Shopper; Vital Signs;
                                                                                      South Florida Parenting; City Link
     New River Center Maintenance Association, Inc.              Florida
Orlando Sentinel Communications Company                          Delaware             The Orlando Sentinel; US Express;
                                                                                      Magic Magazine; Tribune Interactive
                                                                                      Network Services; Downtown Orlando
                                                                                      Magazine; Florida Journal Publications;
                                                                                      Black Family Today; Central Florida
                                                                                      Family; Tampa Bay Family;
                                                                                      Jacksonville Family; Sentinel Signs
     Neocomm, Inc.                                               Delaware             Neocomm of Delaware, Inc.; Relcon of
                                                                                      Florida
     Sentinel Communications News Ventures, Inc.                 Delaware
Tribune Interactive                                              Delaware
     South Florida Interactive                                   Delaware
     Orlando Interactive                                         Delaware
     Hampton Roads Interactive                                   Delaware
     Chicago Interactive                                         Delaware
The Daily Press, Inc.                                            Delaware             Daily Press
     Hampton Roads Newspapers, Inc.                              Virginia
Tribune National Marketing Company                               Delaware
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                                                             Jurisdiction of          Other names under which
                                                              Incorporation           subsidiary does business
BROADCASTING AND ENTERTAINMENT                               ---------------          ------------------------
------------------------------
Tribune Broadcasting Company                                     Delaware             Tribune Plus; Tribune Plus Corporate
                                                                                      Sales; Tribune Creative Services Group
     Tribune Broadcasting News Network, Inc.                     Delaware             TribNet
     ChicagoLand Television News, Inc.                           Delaware             ChicagoLand Television/CLTV News
     Oak Brook Productions, Inc.                                 Delaware
     ChicagoLand Microwave Licensee, Inc.                        Delaware
     Tribune Regional Programming, Inc.                          Delaware
     Tribune New York Radio, Inc.                                Delaware             WQCD-FM
     Tribune Denver Radio, Inc.                                  Delaware             KOSI; KEZW; KKHK
     Tribune Denver Direct Mail, Inc.                            Delaware
     WGN Continental Broadcasting Company                        Delaware             WGN-TV; WGN Radio; Tribune
                                                                                      Radio Networks
     Tribune Entertainment Company                               Delaware
          Magic T Music Publishing Company                       Delaware
          Tribune Entertainment Production Company               Delaware
              Chicago River Production Company                   Delaware
              435 Production Company                             Delaware
              5800 Sunset Productions Inc.                       Delaware
              North Michigan Production Company                  Delaware
              Oak Brook Productions, Inc.                        Delaware
              Towering T Music Publishing Company                Delaware
     Tribune (FN) Cable Ventures, Inc.                           Delaware
     KWGN Inc.                                                   Delaware             KWGN-TV
     WGNO Inc.                                                   Delaware             WGNO-TV
     WGNX Inc.                                                   Delaware             WGNX-TV
     KTLA Inc.                                                   California           KTLA-TV
     WPHL-TV, Inc.                                               Pennsylvania         WPHL-TV
     WPIX Inc.                                                   New York             WPIX-TV; Tribune New York
                                                                                      Holdings
     WLVI Inc.                                                   Delaware             WLVI-TV
     Tribune Network Holdings Company                            Delaware
     KSWB Inc.                                                   Delaware             KSWB-TV
     KHTV Inc.                                                   Delaware             KHTV-TV
     Tribune Television Company                                  Delaware             WPMT-TV; WXIN-TV; WTIC-TV;
                                                                                      KDAF-TV
          Channel 20, Inc.                                       Delaware
          Channel 40, Inc.                                       Delaware             KXTL-TV
          Channel 39, Inc.                                       Delaware             WDZL-TV
Interstate Radio Network, Inc.                                   Illinois
Tribune California Properties, Inc.                              Delaware
Chicago National League Ball Club, Inc.                          Delaware             Chicago Cubs
Diana-Quentin, Inc.                                              Illinois
Rockford Professional Baseball Club, Inc.                        Florida              Rockford Cubbies
Rock River Concessions, Inc.                                     Florida
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                                                             Jurisdiction of          Other names under which
                                                              Incorporation           subsidiary does business
EDUCATION                                                    ---------------          ------------------------
---------
Tribune Education Company                                        Delaware
NTC/Contemporary Publishing Group, Inc.                          Illinois             Contemporary Books; NTC Publishing
                                                                                      Group; Country Roads Press; NTC
                                                                                      Learning Works; National Textbook
                                                                                      Company; Passport Books; VGM
                                                                                      Career Horizons; The Quilt Digest
                                                                                      Press; NTC Business Books
Wright Group Publishing, Inc.                                    Delaware             The Wright Group
NewMedia Source, Inc.                                            California
Jamestown Publishers, Inc.                                       Rhode Island
Everyday Learning Corporation                                    Illinois
     Janson Publications, Inc.                                   Rhode Island
Educational Publishing Corporation                               Delaware
     Ideal/Instructional Fair Publishing Group, Inc.             Delaware             Instructional Fair . TS Denison; In
                                                                                      Celebration; Ideal School Supply
                                                                                      Company
     Creative Publications, Inc.                                 Delaware
Tribune Education Sales, Inc.                                    Delaware
Landoll, Inc.                                                    Ohio                 Landoll's
Breakthrough Acquisition Corporation                             Delaware
Applecross Enterprises Limited                                   British Virgin
                                                                   Islands
Shortland Publications Limited                                   New Zealand
Lands End Publishing Limited                                     New Zealand
Kingscourt Publishing Limited                                    United Kingdom
Shortland Publications (USA), Inc.                               Colorado


MISCELLANEOUS
-------------
Tribune Properties, Inc.                                         Delaware             New River Center Management Co.
Tribune New York Properties, Inc.                                Delaware
Riverwalk Center I Joint Venture                                 Florida (Partnership)
Tower Acquisition Company, Inc.                                  Delaware
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